        Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com

Cimpress Reports Second Quarter Fiscal Year 2016 Financial Results

•	Second quarter 2016 results:

◦	Revenue grew 13 percent year over year to $496.3 million

◦	Revenue grew 10 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP net income per diluted share was $1.80 in the second quarter of 2016 versus GAAP net income per diluted share of $1.89 in the year ago period

◦	Adjusted net operating profit after tax (adjusted NOPAT) was $82.5 million versus $67.1 million in the year ago period.

Venlo, the Netherlands, January 27, 2016 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, today announced financial results for the three month period ended December 31, 2015, the second quarter of its 2016 fiscal year.

"Our second quarter results reflect successful execution in pursuit of long-term value creation," said Robert Keane, president and chief executive officer. "In line with the objectives that we discussed in detail during our August 2015 investor day, we deployed significant capital and resources across a broad group of long-term investments that we believe are expanding our foundation for future success."

As a reminder, in fiscal 2016 Cimpress is increasing investments in its mass customization platform, product expansion, Most of World Business Units, post-merger integration, Vistaprint Business Unit advertising and technology, and other key areas.

"Our financial results this quarter reflected strong holiday sales in the Vistaprint Business Unit, continued success in the Upload and Print segment, and a slower-than-anticipated decline of partnership-related revenue," said Sean Quinn, chief financial officer. "Despite increased investments in key areas, our operating income and adjusted NOPAT grew year over year. This was due to strength across the business as well as the recovery of $2 million of insurance proceeds included in cost of goods sold related to a previously described fire in our Dutch production facility that impacted first-quarter results. GAAP net income declined year over year, due largely to increased interest expense from our March 2015 senior notes offering. Free cash flow was also down year over year, in line with our expectations and investment plans. Even so, we were able to pay down over $100 million of debt during this seasonally strong quarter."

Quinn continued, "Year-to-date adjusted NOPAT growth of 10.2% versus the prior year reflects strength in the underlying profitability of our business, and long-term investment spending that is largely in line with plans presented in our August 2015 investor day. Aggregate year-to-date investment across categories is modestly lower than originally planned, particularly in capital expenditures. In the second half of the fiscal year we intend to continue to invest across our previously described strategic initiatives. Taking management bandwidth and debt limitations into consideration, we will continue to look for additional opportunities to make value-creating investments.

"One such investment is our planned acquisition of WIRmachenDRUCK. Should that close in early February as currently planned, we expect to see an increase in our fiscal 2016 revenue, adjusted NOPAT, adjusted EBITDA and free cash flow relative to our current expectations, and we should see slight pressure on net income due to increased interest and intangible asset amortization expense," Quinn concluded.

Consolidated Financial Metrics:

•
Revenue for the second quarter of fiscal year 2016 was $496.3 million, a 13 percent increase compared to revenue of $439.9 million in the same quarter a year ago. The year-over-year strengthening of the U.S. dollar negatively impacted our revenue growth rate. Excluding the estimated impact from currency exchange rate fluctuations, revenue growth was 20 percent, and excluding both the currency impact and revenue from businesses acquired during the past twelve months, revenue grew 10 percent year over year in the second quarter.

•
Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 60.2 percent, down from 64.4 percent in the same quarter a year ago due primarily to the increased weighting of our Upload and Print businesses.

•
Adjusted NOPAT for the second quarter, which is defined at the end of this press release, was $82.5 million, or 16.6 percent of revenue, up from $67.1 million, or 15.3 percent of revenue, in the same quarter a year ago.

•
Operating income in the second quarter was $67.6 million, or 13.6 percent of revenue, an increase in absolute dollars, but flat as a percent of revenue compared to $59.9 million, or 13.6 percent of revenue, in the same quarter a year ago.

•
GAAP net income for the second quarter was $58.4 million, or 11.8 percent of revenue, compared to GAAP net income of $63.6 million, or 14.5 percent of revenue in the same quarter a year ago. While operating income increased, net income was negatively influenced by increased interest expense related to the senior unsecured notes offering completed in the third quarter of last fiscal year, as well as year-over-year non-operational, non-cash currency impacts.

•	GAAP net income per diluted share for the second quarter was $1.80, versus $1.89 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $19.2 million, or 3.9 percent of revenue.

•
During the second quarter, the company generated $134.0 million of cash from operations and $109.1 million in free cash flow, which is defined at the end of this press release. These numbers were negatively impacted by a year-over-year increase in cash interest expense of $10.4 million.

•
As of December 31, 2015, the company had $73.2 million in cash and cash equivalents and $547.7 million of debt net of issuance costs. After considering debt covenant limitations, as of December 31, 2015 the company had $564.7 million available for borrowing under its committed credit facility.

•
During the quarter, the company purchased 26,585 of its ordinary shares for $2.0 million, inclusive of transaction costs, at an average per-share cost of $74.97, as part of the share repurchase program authorized by the Supervisory Board in December 2014.

Cimpress has posted an end-of-quarter presentation with accompanying prepared remarks at ir.cimpress.com. On Thursday, January 28, 2016 at 7:30 a.m. (EST) the company will host a live Q&A conference call with management to discuss the financial results, which will be available via webcast at ir.cimpress.com and via dial-in at +1 (877) 280-4959, access code 79761275. A replay of the Q&A session will be available on the company’s website following the call on January 28, 2016.

Important Reminder of Cimpress’ Priorities
We ask investors and potential investors in Cimpress to understand the upper-most objectives by which we endeavor to make all decisions, including investment decisions. Often we make decisions in service of these priorities that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term cash flow, EBITDA, EPS and adjusted NOPAT.

Our priorities are:

•
Strategic Objective: To be the world leader in mass customization. By mass customization, we mean producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products.

•
Financial Objective: To maximize intrinsic value per share, defined as (a) the unlevered free cash flow per share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per share.

To understand these objectives and their implications, Cimpress encourages investors to read Robert Keane’s letter to investors published on July 29, 2015.

About non-GAAP financial measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: adjusted net operating profit after tax, free cash flow, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions made in the last twelve months. Adjusted net operating profit after tax is defined as GAAP operating income, less cash taxes attributable to current period operations and interest expense associated with our Waltham lease, excluding M&A related items including acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, or impairments, plus realized gains or losses on currency forward contracts that are not included in operating income. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Second quarter constant-currency revenue growth excluding revenue from acquisitions made during the past twelve months excludes the impact of currency as defined above and revenue from druck.at, Easyflyer (FL Print), Exagroup, Alcione and Tradeprint.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-

GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For more than 20 years, the company has been producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products. The company produces more than 46 million uniquely designed items a year. Cimpress’ portfolio of brands includes Vistaprint, Albelli, Drukwerkdeal, Pixartprinting, Exaprint and others. That portfolio serves multiple customer segments across many applications for mass customization. To learn more, visit www.cimpress.com.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business, our planned investments in our business, the anticipated effects of those investments, our expected acquisition of WIRmachenDRUCK, and the anticipated effects of that acquisition. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. The acquisition of WIRmachenDRUCK is subject to customary closing conditions, and if either party fails to satisfy those conditions, then the acquisition may be delayed or may not close at all. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make; costs and disruptions caused by acquisitions and strategic investments, including WIRmachenDRUCK; the failure of WIRmachenDRUCK or the other businesses we acquire or invest in to perform as expected; unanticipated changes in our markets, customers, or business; competitive pressures; our failure to maintain compliance with the covenants in our revolving credit facility and senior notes or to pay our debts when due; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2015 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

CIMPRESS N.V.
CONSOLIDATED BALANCE SHEETS
(unaudited in thousands, except share and per share data)

	December 31, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$73,201	$103,584
Marketable securities	5,883	6,910
Accounts receivable, net of allowances of $333 and $372, respectively	36,100	32,145
Inventory	20,890	18,356
Prepaid expenses and other current assets	61,320	55,103
Total current assets	197,394	216,098
Property, plant and equipment, net	490,605	467,511
Software and web site development costs, net	27,148	22,109
Deferred tax assets	20,772	17,172
Goodwill	399,102	400,629
Intangible Assets, net	141,589	151,063
Other assets	25,921	25,213
Total assets	$1,302,531	$1,299,795
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$73,748	$65,875
Accrued expenses	200,661	172,826
Deferred revenue	23,593	23,407
Deferred tax liabilities	—	1,043
Short-term debt	19,331	21,057
Other current liabilities	22,701	21,470
Total current liabilities	340,034	305,678
Deferred tax liabilities	44,819	48,007
Lease financing obligation	111,972	93,841
Long-term debt	528,395	493,039
Other liabilities	54,424	52,073
Total liabilities	1,079,644	992,638
Commitments and contingencies
Reedemable noncontrolling interests	64,833	57,738
Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 31,437,158 and 33,203,065 shares outstanding, respectively	615	615
Treasury shares, at cost, 12,643,469 and 10,877,562 shares, respectively	(546,879)	(412,132)
Additional paid-in capital	327,968	324,281
Retained earnings	499,121	435,052
Accumulated other comprehensive loss	(123,158)	(98,909)
Total shareholders’ equity attributable to Cimpress N.V.	157,667	248,907
Noncontrolling interest	387	512
Total shareholders equity	158,054	249,419
Total liabilities, noncontrolling interests and shareholders’ equity	$1,302,531	$1,299,795

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Revenue	$496,274	$439,905	$872,022	$773,837
Cost of revenue (1)	197,571	156,620	354,854	286,840
Technology and development expense (1)	51,880	46,625	102,966	90,530
Marketing and selling expense (1)	142,671	139,058	264,806	250,885
General and administrative expense (1)	36,543	37,714	69,702	68,835
Income from operations	67,609	59,888	79,694	76,747
Other income, net	7,690	9,855	16,932	21,991
Interest expense, net	(10,160)	(3,031)	(18,286)	(6,377)
Income before income taxes	65,139	66,712	78,340	92,361
Income tax provision	7,079	3,850	11,019	6,082
Net income	58,060	62,862	67,321	86,279
Add: Net loss attributable to noncontrolling interest	328	747	1,077	1,024
Net income attributable to Cimpress N.V.	$58,388	$63,609	$68,398	$87,303
Basic net income per share attributable to Cimpress N.V.	$1.86	$1.96	$2.14	$2.69
Diluted net income per share attributable to Cimpress N.V.	$1.80	$1.89	$2.07	$2.62
Weighted average shares outstanding — basic	31,326,141	32,536,046	31,927,362	32,461,432
Weighted average shares outstanding — diluted	32,423,313	33,581,100	32,979,060	33,367,767
____________________________________________
(1) Share-based compensation is allocated as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$28	$14	$54	$45
Technology and development expense	1,422	1,002	2,752	1,929
Marketing and selling expense	425	58	836	972
General and administrative expense	4,191	5,310	8,614	9,180

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Operating activities
Net income	$58,060	$62,862	$67,321	$86,279
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,805	22,895	62,063	47,354
Share-based compensation expense	6,066	6,384	12,256	12,126
Excess tax benefits derived from share-based compensation awards	(930)	(1,023)	(2,639)	(1,342)
Deferred taxes	(5,690)	(4,085)	(9,334)	(8,242)
Unrealized (gain) loss on derivative instruments included in net income	134	(14)	(1,918)	(3,482)
Change in fair value of contingent consideration	—	3,701	—	7,378
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	(3,036)	(8,485)	(10,829)	(18,597)
Abandonment of long-lived assets	3,022	—	3,022	—
Other non-cash items	643	1,231	1,530	1,772
Gain on proceeds from insurance	(1,549)	—	(3,136)	—
Changes in operating assets and liabilities:
Accounts receivable	4,314	(4,375)	(1,629)	(6,941)
Inventory	(1,377)	(2,759)	(3,087)	(3,256)
Prepaid expenses and other assets	(5,551)	(2,049)	(2,394)	14,738
Accounts payable	10,259	15,159	20,779	21,611
Accrued expenses and other liabilities	37,789	48,782	27,671	41,446
Net cash provided by operating activities	133,959	138,224	159,676	190,844
Investing activities
Purchases of property, plant and equipment	(19,156)	(18,268)	(43,549)	(34,952)
Business acquisitions, net of cash acquired	(4,717)	2,910	(27,532)	(22,997)
Purchases of intangible assets, net	(45)	(60)	(402)	(145)
Capitalization of software and website development costs	(7,217)	(3,910)	(12,127)	(7,449)
Proceeds from insurance related to investing activities	1,549	—	3,624	—
Other investing	775	—	775	—
Net cash used in investing activities	(28,811)	(19,328)	(79,211)	(65,543)
Financing activities
Proceeds from borrowings of debt	55,000	39,500	269,999	139,500
Payments of debt and debt issuance costs	(162,014)	(140,254)	(235,332)	(243,266)
Payments of withholding taxes in connection with equity awards	(1,505)	(1,253)	(4,246)	(2,764)
Payments of capital lease obligations	(4,194)	(1,581)	(6,377)	(2,842)
Excess tax benefits derived from share-based compensation awards	930	1,023	2,639	1,342
Purchase of ordinary shares	(14,411)	—	(142,204)	—
Proceeds from issuance of ordinary shares	1,770	3,937	2,052	4,782
Capital contribution from noncontrolling interest	—	—	5,141	—
Other financing activities	(218)	(92)	(303)	(92)
Net cash used in financing activities	(124,642)	(98,720)	(108,631)	(103,340)
Effect of exchange rate changes on cash and cash equivalents	(1,121)	(3,372)	(2,217)	(6,588)
Net (decrease) increase in cash and cash equivalents	(20,615)	16,804	(30,383)	15,373
Cash and cash equivalents at beginning of period	93,816	62,508	103,584	62,508
Cash and cash equivalents at end of period	$73,201	$79,312	$73,201	$77,881

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Adjusted net operating profit after tax reconciliation:
GAAP Operating income	$67,609	$59,888	$79,694	$76,747
Less: Cash taxes attributable to current period (see below)	(4,362)	(7,353)	(11,195)	(12,666)
Exclude expense (benefit) impact of:
Acquisition-related amortization and depreciation	9,655	5,468	19,437	12,376
Earn-out related charges¹	3,413	3,701	3,702	7,378
Share-based compensation related to investment consideration	1,735	1,100	2,537	1,597
Certain impairments²	3,022	—	3,022	—
Restructuring costs	110	154	381	154
Less: Interest expense associated with Waltham lease	(2,001)	—	(2,351)	—
Include: Realized gains on currency forward contracts not included in operating income	3,319	4,178	3,635	4,161
Adjusted NOPAT	$82,500	$67,136	$98,862	$89,747

Cash taxes paid in the current period	$6,036	$2,261	$10,745	$7,557
Less: cash taxes related to prior periods	(2,463)	(588)	(2,104)	(3,448)
Plus: cash taxes attributable to the current period but not yet paid	718	608	1,639	1,544
Plus: cash impact of excess tax benefit on equity awards attributable to current period	936	5,927	2,645	8,723
Less: installment payment related to the transfer of IP in a prior year	(865)	(855)	(1,730)	(1,710)
Cash taxes attributable to current period	$4,362	$7,353	$11,195	$12,666

¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Free cash flow reconciliation:
Net cash provided by operating activities	$133,959	$138,224	$159,676	$190,844
Purchases of property, plant and equipment	(19,156)	(18,268)	(43,549)	(34,952)
Purchases of intangible assets not related to acquisitions	(45)	(60)	(402)	(145)
Capitalization of software and website development costs	(7,217)	(3,910)	(12,127)	(7,449)
Proceeds from insurance related to investing activities	1,549	—	3,624	—
Free cash flow	$109,090	$115,986	$107,222	$148,298

CIMPRESS N.V.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
AND SUPPLEMENTAL INFORMATION(Unaudited, in thousands)

	GAAP Revenue
	Three Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2015	2014	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$354,783	$345,451	3%	5%	8%	—%	8%
Upload and Print Business Units	93,277	43,979	112%	16%	128%	(97)%	31%
All Other Business Units	48,214	50,475	(4)%	12%	8%	—%	8%
Total revenue	$496,274	$439,905	13%	7%	20%	(10)%	10%

	GAAP Revenue
	Six Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2015	2014	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$622,252	$606,694	3%	5%	8%	—%	8%
Upload and Print Business Units	169,815	82,708	105%	18%	123%	(92)%	31%
All Other Business Units	79,955	84,435	(5)%	12%	7%	(2)%	5%
Total revenue	$872,022	$773,837	13%	8%	21%	(11)%	10%

	Three Months Ended December 31,		Six Months Ended December 31,
Adjusted net operating profit by reportable segment:	2015	2014	2015	2014
Vistaprint Business Unit	$117,825	$108,958	$184,183	$179,794
Upload and Print Business Units	15,237	5,617	26,124	10,137
All Other	6,881	8,435	5,796	9,868
Total	139,943	123,010	216,103	199,799
Corporate and global functions	(56,400)	(52,699)	(109,681)	(101,547)
Acquisition-related amortization and depreciation	(9,655)	(5,468)	(19,437)	(12,376)
Earn-out related charges¹	(3,413)	(3,701)	(3,702)	(7,378)
Share-based compensation related to investment consideration	(1,735)	(1,100)	(2,537)	(1,597)
Certain impairments²	(3,022)		(3,022)	—
Restructuring charges	(110)	(154)	(381)	(154)
Interest expense for Waltham lease	2,001	—	2,351	—
Total income from operations	$67,609	$59,888	$79,694	$76,747
¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."

Note: The following factors, among others, may limit the comparability of adjusted net operating profit by segment:

•	We do not allocate support costs across operating segments or corporate and global functions.

•
Some of our acquired business units in our Upload and Print Business Units and All Other Business Units segments are burdened by the costs of their local finance, HR, and other administrative support functions, whereas other business units leverage our global functions and do not receive an allocation for these services.

•
Our All Other Business Units reporting segment includes our Most of World business unit, which has Adjusted NOP losses as it is in its early stage of investment relative to the scale of the underlying business.

Adjusted NOP by segment may be different than the major investment assessment that we publish via letter to investors at year end, where we do estimate and allocate some of the costs included in the “Corporate and Global Functions” expense category.

CIMPRESS N.V.
Supplemental Information
(Unaudited, in thousands)

Supplemental Financial and Operating Information
In $ millions, except where noted	FY2014	Q1 FY2015	Q2 FY2015	Q3 FY2015	Q4 FY2015	FY2015	Q1 FY2016	Q2 FY2016

Revenue - Consolidated as Reported	$1,270.2	$333.9	$439.9	$339.9	$380.5	$1,494.2	$375.7	$496.3
y/y growth	9%	21%	19%	19%	13%	18%	13%	13%
y/y growth in constant currency	8%	21%	23%	26%	22%	23%	21%	20%
Vistaprint ²	$1,103.2	$261.2	$345.5	$268.5	$274.5	$1,149.7	$267.5	$354.8
y/y growth	n/a	6%	3%	4%	5%	4%	2%	3%
y/y growth in constant currency	n/a	5%	7%	11%	11%	9%	8%	8%
as % of revenue	86%	78%	78%	79%	72%	77%	71%	71%
Upload and Print	$43.6	$38.7	$44.0	$38.7	$75.7	$197.1	$76.5	$93.3
y/y growth	n/a	n/a	n/a	n/a	74%	352%	98%	112%
y/y growth in constant currency	n/a	n/a	n/a	n/a	100%	352%	118%	128%
as % of revenue	4%	12%	10%	11%	20%	13%	20%	19%
All Other ²	$123.4	$34.0	$50.5	$32.7	$30.3	$147.4	$31.7	$48.2
y/y growth	n/a	24%	44%	13%	(5)%	18%	(6)%	(4)%
y/y growth in constant currency	n/a	24%	48%	26%	7%	19%	7%	8%
as % of revenue	10%	10%	12%	10%	8%	10%	9%	10%

Physical printed products and other	$1,189.9	$315.1	$422.1	$322.6	$363.3	$1,423.1	$359.0	$480.2
Digital products/services	$80.3	$18.8	$17.8	$17.3	$17.2	$71.1	$16.7	$16.1

Advertising & Commissions Expense - Consolidated	$267.7	$63.9	$85.6	$72.1	$64.8	$286.4	$70.2	$85.0
as % of revenue	21%	19%	19%	21%	17%	19%	19%	17%

TTM Bookings - Vistaprint
% TTM Bookings from repeat orders ²		72%	73%	73%	73%		73%	74%
% TTM Bookings from first-time orders ²		28%	27%	27%	27%		27%	26%

Advertising & Commissions Expense- Vistaprint	$256.5	$56.4	$75.7	$64.8	$59.1	$256.0	$62.4	$73.3
as % of revenue	23%	22%	22%	24%	22%	22%	23%	21%

Headcount at end of period	5,127	5,336	5,859	5,839	6,552		6,836	7,463
Full-time employees	4,901	5,040	5,203	5,534	6,168		6,447	6,845
Temporary employees	226	296	656	305	384		389	618

Some numbers may not add due to rounding. Metrics are unaudited.
¹For the three months ended December 31, 2015, constant-currency revenue growth excluding acquisitions excludes the impact of currency and revenue from druck.at, Easyflyer, Exagroup, Alcione and Tradeprint.

²In Q2 2016, revenue and TTM bookings from the Corporate Solutions Business Unit was recast to reflect a change in the calculation approach, resulting in an immaterial change to historical revenue for the Vistaprint and All Other reportable segments, as well as TTM bookings from repeat and first-time orders.